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                               AMENDMENT TO LEASE


     The Lease dated as of March 16, 1995 between Ragco, a general partnership, as Landlord and Troy Systems International, Inc., a Delaware corporation, successor to Pierce Companies, Inc., as Tenant is hereby amended as follows:

     Section 1.05 Lease Term of three (3) years beginning on May 1, 2001 and ending April 30, 2004.

     Section 1.12 Base Rental shall be forty-five cents ($.45) per square foot per month.



AGREED AND ACCEPTED:

Tenant: Troy Systems International, Inc.,    Landlord: Ragco,
        a Delaware Corporation                         a General Partnership

        /s/ Brian P. Dirk                              /s/ John Garrison
        -------------------------                      -------------------------
By:     Brian P. Dirk                        By:       John Garrison

Its:    Vice-President                       Its:      General Partner

Date:   August 24, 2000                      Date:     September 8, 2000